Exhibit 10.7

         Diamond Marina LLC & Diamond Marina II LLC

Attention: Stephen P. Diamond, Manager 2000 Sierra Point Parkway, Suite I 00 Brisbane, CA 94005

June 11, 2019

   Aimmune Therapeutics, Inc.

f.k.a. Allergen Research Corporation 8000 Marina Boulevard, Suite 200 Brisbane, CA 94005

Re:

Lease dated February 23, 2015 (the "Lease") between Diamond Marina  LLC and Diamond Marina II LLC (collectively "Landlord") and Aimmune  Therapeutics,  Inc. (f.k.a. Allergen Research Corporation) encumbering ce1iain real prope1iy located at 8000 Marina Boulevard, Suites 200, 300, & 301, Brisbane, CA 94005 (the "Property")

Ladies and Gentlemen:

Please be advised that (1) as of the date hereof, Landlord  has conveyed  all of its  right,  title and interest in and to the Property, including its interest as landlord under the Lease, to HCP Life Science REIT, Inc. a Maryland corporation ("Purchaser"), and (2) Purchaser has assumed Landlord's obligations under the Lease arising from and after the date hereof.

In addition, all security deposits held by Landlord, if any, together with any interest earned thereon, have been transferred to Purchaser.

Accordingly, effective as of the date hereof, you are hereby notified and directed to deliver any notices, inquiries or requests relating to the Lease to Purchaser at: 1920 Main Street

#1200, Irvine, CA 92614 Attn: Ryan Anderson and Scott Bohn.  The Purchaser will be reaching out with additional information, including property management and where to direct future rent payments.

Very truly yours,

Diamond Marina LLC, a California limited liability company
By:/s/Stephen P. Diamond
Stephen P. Diamond

Title: Manager

Diamond Marina II LLC, a California limited liability company

By:/s/Andrew Diamond
Andrew Diamond

Title: Manager

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is made effective and entered into as of June 27, 2017, by and between DIAMOND MARINA LLC, a California limited liability company, and DIAMOND MARINA II LLC, a California limited liability company (collectively “Landlord”), and AIMMUNE THERAPEUTICS, INC., a Delaware corporation, formerly known as ALLERGEN RESEARCH CORPORATION, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease Agreement (“Lease”) dated February 23, 2015 and that First Amendment (“First Amendment”), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord the Second Floor (Suite 200), which contains approximately 26,355 net rentable square feet, and a portion of the Third Floor (Suite 300), which contains approximately 11,665 net rentable square feet (collectively “Current Premises”), at 8000 Marina Boulevard, Brisbane, California, 94005 (“Building”). Capitalized terms used but not defined herein shall have the meanings given in the Lease.

B.Landlord desires to lease to Tenant and Tenant desires to lease from Landlord a portion of the Third Floor (Suite 301) of the Building, which contains approximately 14,841 net rentable square feet and is shown in the floor plan attached hereto as Exhibit A (“Expansion Premises”).

NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Commencement. The Lease of the Expansion Premises shall commence upon the later of January 1, 2018 and the date Landlord delivers the Expansion Premises to Tenant (which date must be a Business Day) with the Tenant Improvement Work substantially completed (“Expansion Premises Commencement Date”). Landlord shall use commercially reasonable best efforts to deliver the Expansion Premises to Tenant with the Tenant Improvement Work substantially completed on or before January 1, 2018, and Tenant agrees that it shall fully cooperate with Landlord throughout the construction process to meet this timeline goal.

2.Delivery and Tenant Improvement Work.  Landlord shall deliver the Expansion Premises  to Tenant in good condition and repair and in compliance with applicable building codes and laws with the “Tenant Improvement Work” which shall be performed by Landlord at Landlord’s expense pursuant to the terms of the “Work Letter” attached hereto as Exhibit B. Following delivery, the term “Premises” shall reflect both the Expansion Premises and the Current Premises combined.

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3.Term. The Term of the Expansion Premises shall commence upon the Expansion Premises Commencement Date and shall end on June 30, 2024. The Term of the Current Premises shall also be extended to be coterminous, so that Tenant’s Lease of the Expansion Premises and the Current Premises shall expire on June 30, 2024 (“Lease Expiration Date”).

4.Monthly Base Rent for Expansion Premises. The monthly Base Rent for the Expansion Premises shall commence on the Expansion Premises Commencement Date and shall be as follows:

For Suite 301:

Period	Monthly Base Rent Rate	Monthly Base Rent
Through Dec 31, 2018	$3.70	$54,912
Jan 1, 2019 – Dec 31, 2019	$3.81	$56,544
Jan 1, 2020 – Dec 31, 2020	$3.93	$58,325
Jan 1, 2021 – Dec 31, 2021	$4.05	$60,106
Jan 1, 2022 – Dec 31, 2022	$4.17	$61,887
Jan 1, 2023 – Dec 31, 2023	$4.30	$63,816
Jan 1, 2024 – June 30, 2024	$4.43	$65,730

Tenant’s monthly Base Rent during Months 1 – 3 shall be 100% Abated. Tenant’s monthly Base Rent during Months 4 – 6 shall be 50% Abated. In lieu of monthly rent credits for such Abated Rent, Landlord may pay Tenant all or a portion of the unapplied credits or give more than each month’s required credit earlier against rent otherwise due.

5.Monthly Base Rent for the Current Premises. The monthly Base Rent for the Current Premises shall remain as stated in the First Amendment, with additional three percent (3%) annual escalations through the extended portion of the Term shown as follows:

For Suite 200:

Period	Monthly Base Rent Rate	Monthly Base Rent
Dec 1, 2021 – Nov 30, 2022	$4.12	$108,569
Dec 1, 2022 – Nov 30, 2023	$4.24	$111,826
Dec 1, 2023 – June 30, 2024	$4.37	$115,181

For Suite 300:

Period	Monthly Base Rent Rate	Monthly Base Rent
Dec 1, 2021 – Nov 30, 2022	$4.12	$48,055
Dec 1, 2022 – Nov 30, 2023	$4.24	$49,496
Dec 1, 2023 – June 30, 2024	$4.37	$50,981

6.Security Deposit. The Security Deposit shall remain $304,124.

7.Parking, Pro Rata Share, and Base Year. Upon the Expansion Commencement Date, Tenant’s Pro Rata Share (to be 26.2%) shall be increased accordingly

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based on the additional square footage leased. From and after the Expansion Commencement Date, Tenant shall be entitled to use 3.3 parking spaces per 1,000 rentable square feet of space in the Premises (i.e., 173 parking spaces). Retroactive to January 1, 2017, The Base Year for the both the Current Premises and the Expansion Premises shall be Calendar Year 2017. The Operating Expense Excess payments made by Tenant for the Current Premises from January – June 2017 totals $8,843, and such payment shall  be  refunded  by  Landlord  to  Tenant. Notwithstanding anything to the contrary, (a) Operating Expenses for the Base Year shall be determined as if the Building had been 100% occupied and Landlord had been supplying services to of the Rentable Area of the Building, (b) Operating Expenses shall exclude deductibles for earthquake and flood insurance and other costs of uninsured casualty to the extent Tenant’s Pro Rata Share thereof exceeds $50,000, (c) to the extent Operating Expenses for a calendar year include premiums for insurance not carried during the Base Year, then Operating Expenses for the Base Year shall be increased as if Landlord carried such insurance during the Base Year, and (d) if a special assessment payable in installments is levied against the Building, Operating Expenses and Real Estate Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year as if such assessment were paid over the longest possible term.

8.Right of First Offer. By virtue of the First Amendment (Section 8 + Exhibit C), Tenant already has an on-going Right of First Offer (“ROFO”) on the 4th Floor of the Building (the 4th Floor’s current tenant is Stella & Dot). Such ROFO right shall remain in full force and effect. Upon execution of this Second Amendment, and pursuant to the terms and conditions attached hereto as Exhibit C, Tenant shall additionally be granted an on-going Right of First Offer (“ROFO”) with respect to all or any space which may become available for lease located on the 1st, 5th, and 6th Floor of the Building (each a “ROFO Premises”) subject to the existing rights of tenants leasing the ROFO Premises on such floors as of the date hereof and any ROFO rights thereto existing as of the date hereof.

9.FF&E Allowance. Upon Tenant’s acceptance of the Expansion Premises and delivery of the Acceptance Form, Landlord shall pay to Tenant an FF&E Allowance of One Hundred Thousand Dollars ($100,000), to reimburse Tenant for its reasonable costs associated with construction of and its occupancy in the Expansion Premises, which may include “soft” costs associated with making the Premises ready for Tenant’s occupancy, such as consultants, architects, design, engineering costs, IT cabling, furniture, and Exterior Building Signage (the “FF&E Allowance”).

10.Renewal Option. Tenant’s “Renewal Option” described in Section 4.4 of the Lease shall remain in full force and affect, except that the Renewal Option shall be for a five (5) year term (the “Renewal Term”).

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11.Exterior Building Signage. Landlord shall provide Tenant with the right, subject to Landlord’s reasonable consent, to install one (1) Exterior Building-Top Sign facing Highway 101 and suite entry signage on the second and third floors on the doors to the Premises or the walls adjacent thereto, pursuant to the following terms and conditions:

A.	The name shown on the Building-top sign shall be “Aimmune” or “Aimmune Therapeutics” and may in either case, at Tenant’s option, include Tenant’s logo.
B.

Tenant’s right shall be subject to applicable governmental approvals, the City of Brisbane, and the Sierra Point Owners Association. The “Sierra Point Building-Mounted Signage Standards” call for maximum dimensions of building top signage to be 6’ tall x 41’ 6” wide. (http://www.brisbaneca.org/sites/default/files/SierraPointSignProgram_2016.pdf) The location of the Building-top sign shall be subject to such approvals; Landlord consents to the installation of the sign in the location of the red box on this photograph of the Building:

C.

Prior to installing any Building-top sign, Tenant shall submit to Landlord detailed plans showing the proposed signage and the details for its installation, and obtain Landlord’s advance written approval, which shall not be unreasonably withheld.

D.

The Building-top sign shall be personal to the original Tenant or its affiliate assignee or any Permitted Transferee. The Building-top signage right cannot be transferred to any subtenant, assignee, transferee, or third party other than to an affiliate assignee or any Permitted Transferee.

E.	Tenant’s right to exterior building signage is not exclusive, and Landlord hereby advises Tenant that it may permit other tenants to install additional exterior Building-top signs.
F.

Tenant shall be responsible for all costs of installation, maintenance, and removal of the Building Signage. Removal of the Building-top signage shall include any necessary  repair of the Building in order to return the Building to its condition before the signage was installed. In the event that Tenant fails to properly maintain or remove the Building Signage, then Landlord shall have right to perform such acts at Tenant’s expense.

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G.	Subject to applicable governmental approvals, the Building-top sign may at Tenant’s option be a lit sign.
H.	Tenant’s right to exterior building signage shall be terminated in the event of any of the following:
•	Tenant removes the Building-top sign and does not install a new sign within twelve

(12) months

•	Tenant Default that remains uncured for a period exceeding thirty (30) days
•	Tenant vacates the Premises
•	The event of any Assignment, Sublease, or Transfer of fifty percent (50%) or more of the Premises other than to an affiliate assignee or any Permitted Transferee.
•	The expiration of the Lease

12.	Other Lease Changes.
A.	Section 4.5 of the Lease (Substitution of Space) is hereby deleted in its entirety.
B.	In Section 14.1(b) of the Lease, the phrase “or Tenant has defaulted under this Lease on two or more occasions within the prior year” is hereby deleted.
C.	Section 14.1(c) of the Lease is hereby replaced with: “the assignment or sublease is for a portion of a floor or would result in the dividing or sub-demising of a floor.”
D.	Section 14.7 of the Lease (Permitted Transfers) is hereby amended by deleting the phrase “and credit quality” throughout the Section.
E.	Section 15.1(c) of the Lease is hereby replaced with: “The abandonment or vacating for more than six (6) months of the Premises by Tenant.
F.	Section 29.12 of the Lease (Confidentiality) is hereby deleted.
G.

Section 7.2 of the Lease (Operating Expenses) is hereby amended: to the extent Operating Expenses for a calendar year include premiums for earthquake insurance not carried during the Base Year, then Operating Expenses for the Base Year shall be increased as if Landlord carried such earthquake insurance during the Base Year.

H.	Section 7.3 of the Lease (Occupancy Assumption) is hereby amended by deleting the phrase “at Landlord’s Option” from the first sentence.
I.

Pursuant to Section 16.5 of the Lease, within sixty (60) days after the execution of this Second Amendment, Landlord shall use commercially reasonable best efforts to cause its current security holder to execute a Subordination Agreement, Attornment and Nondisturbance Agreement generally in the form attached hereto as Exhibit D. The  following  language  will  be  added  to  the  end  of  Section  16.5  of  the  Lease: “Landlord and Tenant agree that any subordination to any future financing will include non-disturbance on a lender’s commercially reasonable subordination and non-disturbance form.

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By way of example, the parties agree that the form attached as Exhibit D to the Second Amendment is commercially reasonable.”

13.No Further Amendment. The Lease, as modified by this Second Amendment, shall remain in full force and effect.

14.Confirmation of Lease. Tenant hereby represents and warrants to Landlord that, as of the date hereof, (a) the Lease is in full force and effect and has not been modified except pursuant to the First Amendment and this Second Amendment; (b) Tenant has not subleased or assigned any of its right, title and interest in and to the Lease and has full power and authority to enter into and perform its obligations hereunder;

(c) to Tenant’s knowledge without duty of inquiry, there are no defaults on the part of Landlord existing under the Lease; (d) to Tenant’s knowledge without duty of inquiry, there exists no valid abatements, causes of action, counterclaims, disputes, defenses, offsets, credits, deductions, or claims against the enforcement of any of the terms and conditions of the Lease; (e) this Second Amendment has been duly authorized, executed and delivered by Tenant and, if executed and delivered by Landlord, shall constitute the legal, valid and binding obligation of Tenant; and (f) there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or any state thereof.

15.Voluntary Agreement. The parties have read this Second Amendment, and on the advice of counsel they have freely and voluntarily entered into this Second Amendment.

16.Representation by Counsel. Each party acknowledges that it has been represented by independent legal counsel of its own choice in connection with the execution of this Second Amendment and has had an adequate opportunity to investigate the subject matter of this Second Amendment before executing this Second Amendment.

17.Brokerage. Landlord and Tenant each warrant to the other that it has not had dealings with any other finder, broker, or agent in connection with this Second Amendment, other than CBRE (Todd Graves) representing Tenant and Newmark Cornish & Carey (Craig Kalinowski) representing Landlord, who shall both be paid by Landlord pursuant to their separate agreement. Each party shall indemnify, defend and hold harmless the other party from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any other finder, broker, or agent based on dealings with the indemnifying party with respect to this Second Amendment.

18.General Provisions. This Second Amendment shall bind and inure to the benefit of the parties and their respective successors and assigns. This Second Amendment shall be governed, and construed  in accordance with, the laws of the State of California without regard to or application of the principles of conflict of laws. This Second Amendment together with the Lease and the First Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof.

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19.Counterparts. This Second Amendment may be signed in two or more counterparts. When at least one such counterpart has been signed by each party, this Second Amendment shall be deemed to have been fully executed, each counterpart shall be deemed to be an original, and all counterparts shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the date first set forth above.

TENANT:LANDLORD:

AIMMUNE THERAPEUTICS, INC.DIAMOND MARINA LLC

a Delaware corporationa California limited liability company

By:	/s/ ERIC BJERKHOLT	By:	/s/ STEPHEN DIAMOND
Name:	Erik Bjerkholt	Name:	Stephen Diamond
Title:	CFO	Title:	Manager
Date:	June 30, 2017	Date:	June 30, 2017

DIAMOND MARINA II LLC

a California limited liability company

By:/s/ ANDREW DIAMOND

Name: Andrew Diamond Title: Manager Date: June 30, 2017

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EXHIBIT A

FLOOR PLAN OF EXPANSION PREMISES

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EXHIBIT B

WORK LETTER FOR TENANT IMPROVEMENTS

Tenant Improvement Work.Landlord at Landlord’s expense shall deliver the Expansion Premises to Tenant having completed the following “Tenant Improvement Work” at its sole cost and expense:

1)

Generally consistent with the “Reconfigured Floor Plan” attached hereto as Exhibit B-1, Landlord shall construct new interior improvements consisting of new offices, conference rooms, break room, and reception area. Demising walls and doors currently dividing the Third Floor shall also be removed.

2)

With the construction of the new walls and rooms, Landlord shall also perform related as- needed modifications to the lighting fixture and switch layout, HVAC System distribution, and Fire Life Safety & Sprinkler distribution.

3)

Electrical: there shall be at least 2 electric outlets per office, j-boxes for Tenant’s workstations, and miscellaneous electric outlets for Tenant’s printers, appliances, board room AV equipment, network equipment, and other typical standard office needs.

4)	The new rooms shall be constructed with full-height doors, frames, and glass sidelights, consistent with the finishes for the pre-existing offices.
5)

All new building standard carpet tiles (Shaw Contract Carpet Tiles - Style: Stipple (5T116); Color: Graphite (13510)) shall be installed throughout the office areas of the entire third floor. The flooring in the reception area and break room shall be polished concrete or Armstrong LVT or similar product.

6)	All new paint as needed throughout the entire third floor. Walls shall primarily be painted white, with accent colors for selected walls.
7)	The existing ceiling lighting, grid and tiles shall remain, with the cleaning, repair, or replacement of any damaged or stained ceiling tiles so that the ceiling grid looks in good condition.
8)	The existing exterior window blinds shall remain, with the cleaning, repair, or replacement of any damaged or stained window blinds so that the window blinds look in good condition.
9)

The Break Room shall be redesigned with new cabinetry, sink with garbage disposal, two dishwashers, and electrical to accommodate Tenant’s appliances. The flooring in the Break Room shall be polished concrete or Armstrong LVT or similar product.

10)	3 IT Rooms – There are 3 IT Rooms (2 located on the 3rd Floor and 1 located on the 2nd Floor), and each shall be equipped with 24/7 Cooling

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sized to Tenant’s current needs. Additionally, on both the 2nd Floor and 3rd Floor shall each have 1 dedicated circuit connected to the Building’s emergency power system.

Tenant’s Construction Contact. Tenant’s Construction Contact, who shall be empowered by Tenant to make decisions and respond to questions raised by Landlord during the construction of Tenant Improvement Work, shall be: Mark Camarena, mcamarena@aimmune.com.

Special Conditions. All of Landlord’s work shall be performed in a good and workmanlike manner, using materials of good quality and in accordance with law. Landlord shall bear responsibility to construct all improvements consistent with any applicable building codes and laws. Tenant agrees that Landlord has the right to modify the Tenant Improvement Work as required by law. Tenant agrees to promptly respond to  any inquiry or question of Landlord for the construction of these improvements. Following Delivery of the Premises, Landlord shall have no further responsibility to perform improvements to the Premises, subject to a Punch List of minor items to be completed following Delivery and otherwise subject to the terms of the Lease; except, if required by written notice from governmental jurisdiction, Landlord shall be responsible to perform ADA, Title 24, or other code compliance work for the Expansion Premises as delivered.

Exclusions. For avoidance of doubt, the following is excluded from the Landlord’s Tenant Improvement Work: furniture, fixtures, equipment, network cabling, TV cabling and service, AV systems, office signage, specialty finishes, cabinetry (excluding new Break Room cabinetry), special power systems, security systems, break room appliances (excluding dishwashers and garbage disposal), moving & relocation, server room set-up, or any other items not included above.

Early Access. Tenant shall be permitted at least four (4) weeks of early access to the entire third floor prior to the Expansion Premises Commencement Date, without rental obligation, for the purpose of preparing the space for occupancy.

Stairwell Improvements. Tenant shall be permitted to install, maintain and operate, at Tenant’s sole cost and expense, a keycard entry system in both stairwells on the second and third floors for entry into the Premises on both floors and a video surveillance system in connection therewith. In such event, provided Tenant’s system is compatible with the Building system then Landlord shall program the main entry to the Building to accept the same keycards used for Tenant’s stairwell keycard entry system.

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EXHIBIT B-1

RECONFIGURED FLOOR PLAN

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EXHIBIT C

RIGHT OF FIRST OFFER TERMS

Tenant’s Right of First Offer (“ROFO”) is based on and subject to the following conditions:

(a)The ROFO shall be subject to the existing rights of any Tenants leasing the ROFO Premises as of the date hereof.  The ROFO shall not limit Landlord’s ability to extend or renew the  leases of those tenants now or at any time in the future in possession of any ROFO Premises.

(b)The ROFO Premises will be incorporated into the Leased Premises except that (a) the economic terms for the ROFO Premises shall be as set forth in the ROFO Notice or as otherwise agreed in writing by the parties, (b) the Lease Term shall be a minimum of five (5) years, (c) Tenant’s Pro Rata Share shall be increased to reflect the addition of the ROFO Premises, and (d) the number of parking spaces shall be adjusted to reflect the addition of the ROFO Premises. Unless specified otherwise in the ROFO Notice, the ROFO Premises shall be leased on an “as-is” basis, and Landlord shall have no obligation to improve the ROFO Premises or grant Tenant any improvement allowance for the ROFO Premises unless Landlord intends to offer (or offers) any such concessions in the ROFO Notice.

(c)	The ROFO Premises must be accepted by and leased to Tenant in its entirety.

(d)	Anything herein to the contrary notwithstanding, Tenant shall have no rights with respect to the ROFO Premises if:

(i)an Event of Default exists and is continuing, either on the date Landlord delivers the ROFO Notice to Tenant or when the ROFO Premises are to be incorporated into this Lease;

(ii)Tenant has assigned or sublet any portion of the Premises (other than pursuant to a Permitted Transfer) as of the date Landlord would otherwise deliver the ROFO Notice;

(iii)Tenant or a Permitted Transferee is not occupying the Premises on the date Landlord would otherwise deliver the ROFO Notice; or

(iv)	the ROFO Premises is not intended for the exclusive use of

Tenant or a Permitted Transferee.

Tenant’s sole rights as to the ROFO Premises shall be as follows:

(e)At all times during the Term of the Lease, and prior to offering the ROFO Premises for lease to any third party, Landlord shall deliver a written notice (the

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“ROFO Notice”) to Tenant setting forth the terms upon which Landlord proposes to lease all or a portion of any ROFO Premises defined in this First Amendment.

(f)Tenant shall have five (5) business days in which to accept the terms contained in the ROFO Notice or otherwise to reach agreement to incorporate such ROFO Premises into the Lease. If Landlord and Tenant do not so reach agreement within such period and thereafter incorporate the applicable ROFO Premises into the Lease, Landlord shall be free to market the ROFO Premises to third parties; provided that Landlord shall not enter into an agreement to lease the ROFO Premises on terms that are materially more favorable to the third party than those set forth in the ROFO Notice without submitting such terms to Tenant in a new ROFO Notice. For purposes hereof, the terms offered to a third party shall be deemed to be materially more favorable than those set forth in the ROFO Notice if there is more than a ten percent (10%) reduction in the effective cost per square foot of Rentable Area, considering all of the applicable economic terms, including, without limitation, the length of term, the net rent, and any expense or other financial escalation, or other material modification of the size or condition of the ROFO Premises being offered and/or any concessions offered in connection with such space. If the terms agreed to with a third party are materially more favorable than those set forth in the ROFO Notice, then Landlord shall so inform Tenant with a new ROFO Notice and Tenant shall have the right, for a period of ten (10) business days, to accept such terms in writing and thereafter promptly to enter into an amendment of the Lease incorporating the ROFO Premises, subject to subsection (b) above. In the event Landlord and Tenant do not enter into such amendment within the period specified, Landlord shall be free to enter into a lease with a third party on terms not materially more favorable to the third party than those offered to Tenant.

(g)If Landlord fails to enter into a lease agreement with a third party with respect to the ROFO Premises within six (6) months after the date of the ROFO Notice, Tenant’s ROFO rights shall be reinstated, and Landlord shall again be obligated to comply with the provisions of this Section.

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EXHIBIT D

WELLS FARGO BANK DRAFT SNDA AGREEMENT

SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

(Lease to Security Instrument)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

THIS SUBORDINATION AGREEMENT, ACKNOWLEDGMENT OF LEASE ASSIGNMENT, ESTOPPEL, ATTORNMENT  AND  NON-DISTURBANCE  AGREEMENT  ("Agreement") is made , 2017 by and between DIAMOND MARINA LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, AND DIAMOND MARINA II LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, owner(s) of the real property hereinafter described (collectively, "Mortgagor"), AIMMUNE THERAPEUTICS, INC., ("Tenant") and Wells Fargo Bank, National Association (collectively with its successors or assigns, "Lender").

R E C I T A L S

A.

Pursuant to the terms and provisions of a lease dated February 23, 2015, as amended by that certain First Amendment dated August 26, 2015 and that certain Second Amendment dated June 27, 2017 (as amended, the "Lease"), Mortgagor granted to Tenant a leasehold estate in and to a portion of the property described on Exhibit A attached hereto and incorporated herein by this reference (which property, together with all improvements now or hereafter located on the property, is defined as the "Property").

B.

Mortgagor has executed that certain deed of trust dated July 13, 2010, to American Securities Company, as Trustee, in favor of Lender, as Beneficiary, and recorded on July 16, 2010, as Instrument Number 2010-078058, in the Official Records of San Mateo County, California ("Security Instrument") securing, among other things, that certain Promissory Note Secured by Deed of Trust dated July 13, 2010 ("Note") in the principal sum of TWENTY-FOUR MILLION AND NO/100THS DOLLARS ($24,000,000.00), in favor of Lender ("Loan").

C.	Mortgagor and Tenant have agreed to the subordination, attornment and other agreements herein in favor of Lender.

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https://www.sec.gov/Archives/edgar/data/1631650/000156459017016541/aimt-ex102_251.htm

14/23

NOW THEREFORE, for valuable consideration and to induce Lender to make the Loan, Mortgagor and Tenant hereby agree for the benefit of Lender as follows:

1.	SUBORDINATION. Mortgagor and Tenant hereby agree that:

1.1

Prior Lien. The Security Instrument securing the Note in favor of Lender, and any modifications, renewals or extensions thereof (including, without limitation, any modifications, renewals or extensions with respect to any additional advances made subject to the Security Instrument), shall unconditionally be and at all times remain a lien on the Property prior and superior to the Lease [and the Option To Purchase];

1.2	Subordination. Lender would not make the Loan without this agreement to subordinate; and

1.3

Whole Agreement. This Agreement shall be the whole agreement and only agreement with regard to the subordination of the Lease [and the Option To Purchase] to the lien of the Security Instrument and shall supersede and cancel, but only insofar as would affect the priority between the Security Instrument and the Lease [and the Option To Purchase], any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the Lease which provide for the subordination of the Lease [and the Option To Purchase] to a deed or deeds of trust or to a mortgage or mortgages.

AND FURTHER, Tenant individually declares, agrees and acknowledges for the benefit of Lender, that:

1.4

Use of Proceeds. Lender, in making disbursements pursuant to the Note, the Security Instrument or any loan agreements with respect to the Property, is under no obligation or duty to, nor has Lender represented that it will, see to the application of such proceeds by the person or persons to whom Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat this agreement to subordinate in whole or in part; and

1.5

Waiver, Relinquishment and Subordination. Tenant intentionally and unconditionally waives, relinquishes and subordinates all of Tenant's right, title and interest in and to the Property to the lien of the Security Instrument and understands that in reliance upon, and in consideration of, this waiver, relinquishment and subordination, specific loans and advances are being and will be made by Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for said reliance upon this waiver, relinquishment and subordination.

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https://www.sec.gov/Archives/edgar/data/1631650/000156459017016541/aimt-ex102_251.htm

15/23

2.	ASSIGNMENT. Tenant acknowledges and consents to the assignment of the Lease by Mortgagor in favor of Lender.

3.	ESTOPPEL. Tenant acknowledges and represents that:

3.1

Entire Agreement. The Lease constitutes the entire agreement between Mortgagor and Tenant with respect to the Property and Tenant claims no rights with respect to the Property other than as set forth in the Lease;

3.2	No Prepaid Rent. No deposits or prepayments of rent have been made in connection with the Lease, except as follows (if none, state "None"): None;

3.3

No Default. To Tenant's knowledge without duty of inquiry, as of the date hereof: (i) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease; and (ii) there are no existing claims, defenses or offsets against rental due or to become due under the Lease;

3.4

Lease Effective. The Lease has been duly executed and delivered by Tenant and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of Tenant thereunder are valid and binding and there have been no further amendments, modifications or additions to the Lease, written or oral; and

3.5

No Broker Liens. Neither Tenant nor Mortgagor has incurred any fee or commission with  any real estate broker which would give rise to any lien right under state or local law, except  as follows (if none, state "None"): Commissions to the brokers identified in the Second Amendment payable by Mortgagor.

4.	ADDITIONAL AGREEMENTS. Tenant covenants and agrees that, during all such times as Lender is the Beneficiary under the Security Instrument:

4.1

Modification, Termination and Cancellation. Except as provided for in the Lease, Tenant will not consent to any modification, amendment, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent and will not make any payment to Mortgagor in consideration of any modification, termination or cancellation of the Lease (in whole or in part) without Lender's prior written consent;

4.2

Notice of Default. Tenant will notify Lender in writing concurrently with any notice given to Mortgagor of any default by Mortgagor under the Lease, and Tenant agrees that Lender has the right (but not the obligation) to cure any breach or default specified in such notice within the time periods set forth below and Tenant will not declare a default of the Lease, as to Lender, if Lender cures such default within fifteen (15) days from and after the

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expiration of the time period provided in the Lease for the cure thereof by Mortgagor ; provided, however, that if such default cannot with diligence be cured by Lender within such fifteen (15) day period, the commencement of action by Lender within such fifteen (15) day period to remedy the same shall be deemed sufficient so long as Lender pursues such cure with diligence;

4.3	No Advance Rents. Tenant will make no payments or prepayments of rent more than one (1) month in advance of the time when the same become due under the Lease;

4.4

Assignment of Rents. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Mortgagor to collect rents, as provided in the Security Instrument, and directing the payment of rents by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Mortgagor is in default under the Loan and/or the Security Instrument.

4.5

Insurance and Condemnation Proceeds. In the event there is any conflict between the terms in the Security Instrument and the Lease regarding the use of insurance proceeds or condemnation proceeds with respect to the Property, the provisions of the Security Instrument shall control.

5.

ATTORNMENT. In the event of a foreclosure under the Security Instrument, Tenant agrees for the benefit of Lender (including for this purpose any transferee of Lender or any transferee of Mortgagor's title in and to the Property by Lender's exercise of the remedy of sale by foreclosure under the Security Instrument) as follows:

5.1	Payment of Rent. Tenant shall pay to Lender all rental payments required to be made by Tenant pursuant to the terms of the Lease for the duration of the term of the Lease;

5.2

Continuation of Performance. Tenant shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Tenant hereby attorns to Lender as its landlord, such attornment to be effective and self-operative without the execution of any further instrument immediately upon Lender succeeding to Mortgagor's interest in the Lease and giving written notice thereof to Tenant;

5.3

No Offset. Lender shall not be liable for, nor subject to, any offsets or defenses which Tenant may have by reason of any act or omission of Mortgagor under the Lease, nor for the return of any sums which Tenant may have paid to Mortgagor under the Lease as and for security deposits, advance rentals or otherwise, except to the extent that such sums are actually delivered by Mortgagor to Lender; and

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5.4

Subsequent Transfer. If Lender, by succeeding to the interest of Mortgagor under the Lease, should become obligated to perform the covenants of Mortgagor thereunder, then, upon any further transfer of Mortgagor's interest by Lender, all of such obligations shall terminate as to Lender.

5.5

Limitation on Lender’s Liability. Tenant agrees to look solely to Lender’s interest in the Property and the rent, income or proceeds derived therefrom for the recovery of any judgment against Lender, and in no event shall Lender or any of its affiliates, officers, directors, shareholders, partners, agents, representatives or employees ever be personally liable for any such obligation, liability or judgment.

5.6

No Representation, Warranties or Indemnities. Lender shall not be liable with respect to any representations, warranties or indemnities from Mortgagor, whether pursuant to the Lease or otherwise, including, but not limited to, any representation, warranty or indemnity related to the use of the Property, compliance with zoning, landlord’s title, landlord’s authority, habitability or fitness for purposes or commercial suitability, or hazardous wastes, hazardous substances, toxic materials or similar phraseology relating to the environmental condition of the Property or any portion thereof.

6.

NON-DISTURBANCE. In the event of a foreclosure under the Security Instrument, so long as there shall then exist no breach, default, or event of default beyond any applicable notice and cure period on the part of Tenant under the Lease, Lender agrees for itself and its successors and assigns that the leasehold interest of Tenant under the Lease shall not be extinguished or terminated by reason of such foreclosure, but rather the Lease shall continue in full force and effect and Lender shall recognize and accept Tenant as tenant under the Lease subject to the terms and provisions of the Lease except as modified by this Agreement; provided, however, that Tenant and Lender agree that the following provisions of the Lease (if any) shall not be binding on Lender nor its successors and assigns: any option to purchase with respect to the Property; and any right of first refusal with respect to the Property.

7.	MISCELLANEOUS.

7.1

Remedies Cumulative. All rights of Lender herein to collect rents on behalf of Mortgagor under the Lease are cumulative and shall be in addition to any and all other rights and remedies provided by law and by other agreements between Lender and Mortgagor or others.

7.2

NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class

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United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid. Notices so sent shall be effective three (3) Business Days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Mortgagor:	Diamond Marina LLC and Diamond Marina II LLC 2000 Sierra Point Parkway, Suite 100 Brisbane, CA 94005 Attention: Andrew Diamond
Tenant:	Aimmune Therapeutics, Inc. 8000 Marina Boulevard Suite 200 Brisbane, CA 94005-1884 Attention: General Counsel
Lender:	Wells Fargo Bank, National Association CRE San Francisco (AU #02034) 420 Montgomery Street, 6th Floor San Francisco, CA 94104 Attention: Tim Mahoney Loan #: 1002751
With a copy to:	Wells Fargo Bank, National Association Minneapolis Loan Center 600 South 4th Street, 9th Floor Minneapolis, MN 55415 Attention: Kathy Perkins

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove.

7.3

Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions herein, the terms of this Agreement shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

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7.4	Headings. All article, section or other headings appearing in this Agreement are for convenience of reference only and shall be disregarded in construing this Agreement.

7.5

Counterparts. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All  counterparts  shall  collectively  constitute  a  single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

7.6	Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH ALLOWS THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE LAND.

IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT HERETO.

"MORTGAGOR" DIAMOND MARINA LLC,

A California limited liability company

By:/s/ STEPHEN DIAMOND

Name:Stephen P. Diamond Title:Manager

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"MORTGAGOR"

DIAMOND MARINA II LLC,

A California limited liability company

By:/s/ ANDREW DIAMOND

Name:Andrew Diamond Title:Manager

"TENANT"

AIMMUNE THERAPEUTICS, INC.,

A Delaware corporation

By:/s/ ERIC BJERKHOLT

Name:Eric Bjerkholt

Title:CFO "LENDER"

WELLS FARGO BANK, N.A.

BY:

Name:D. Tim Mahoney Title:Senior Vice President

[IF DOCUMENT TO BE RECORDED, ALL SIGNATURES MUST BE ACKNOWLEDGED - ADD APPROPRIATE NOTARY ACKNOWLEDGEMENT]

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EXHIBIT A - DESCRIPTION OF PROPERTY LEGAL DESCRIPTION

Real property in the City of Brisbane, County of San Mateo, State of California, described as follows: PARCEL I:

LOT 3, AS SHOWN ON THAT CERTAIN MAP ENTITLED “FINAL MAP”, CITY OF BRISBANE, SAN MATEO COUNTY, CALIFORNIA, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON FEBRUARY 27, 1987 IN BOOK 58 OF PARCEL MAPS AT PAGE(S) 79, 80, 81 AND 82.

EXCEPTING ALL MINERALS AND MINERAL RIGHTS OF EVERY KIND AND CHARACTER NOW KNOWN TO EXIST OR HEREAFTER DISCOVERED, INCLUDING WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, OIL AND GAS AND RIGHTS THERETO, TOGETHER WITH THE SOLE, EXCLUSIVE, AND PERPETUAL RIGHT TO EXPLORE FOR, REMOVE AND DISPOSE OF SAID MINERALS BY ANY MEANS OR METHODS SUITABLE TO THE GRANTOR, ITS SUCCESSORS AND ASSIGNS, INCLUDING LATERAL OR SLANT DRILLING, BUT WITHOUT ENTERING UPON OR USING THE SURFACE OF THE LANDS HEREBY CONVEYED, AND IN SUCH MANNER AS NOT TO DAMAGE THE SURFACE OF SAID LANDS OR ANY BUILDING NOR THEREON OR HEREAFTER ERECTED THEREON OR THE SUBSTRUCTURE OF ANY SUCH BUILDING, OR TO INTERFERE WITH THE USE THEREOF BY THE GRANTEE, ITS SUCCESSORS OR ASSIGNS, AS EXCEPTED IN THE FOLLOWING DEEDS TO UTAH CONSTRUCTING & MINING CO., A CORPORATION, PREDECESSOR IN INTEREST TO THE VESTEE HEREIN:

A.	FROM MAUDE LOUISE PHILLIPS, RECORDED SEPTEMBER 14, 1959, IN BOOK 3670, OF OFFICIAL RECORDS AT PAGE 624, DOCUMENT NO. 86272-R.

B.	FROM JOHN F. WILLCOX, ALSO KNOWN AS JOHN FREDERICK WILLCOX, RECORDED SEPTEMBER 14, 1959, IN BOOK 3670 OF OFFICIAL RECORDS AT PAGE 625, DOCUMENT NO. 86273-R.

C.	FROM MARITA CLARKE, RECORDED SEPTEMBER 14, 1959 IN BOOK 3670 OF OFFICIAL RECORDS AT PAGE 626, DOCUMENT NO. 86274-R.

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PARCEL II:

NON-EXCLUSIVE EASEMENTS FOR ROADWAYS, WALKWAYS, INGRESS AND EGRESS, PARKING OF MOTOR VEHCILES, LOADING AND UNLOADING OF COMMERICAL AND OTHER VEHICLES AND FOR DRIVEWAY PURPOSES OVER THE COMMON AREA PORTION OF LOT 2 AS SHOWN ON THAT CERTAIN MAP ENTITLED “FINAL MAP” FILED FEBRUARY 27, 1987, IN BOOK 58 OF PARCEL MAPS, PAGES 79 THROUGH 82, SAN MATEO COUNTY RECORDS, AS DEFINED AND CREATED IN THE GRANT OF EASEMENT AND MAINTENANCE AGREEMENT, DATED APRIL 29, 1988 BY AND BETWEEN SIERRA POINT ASSOCIATES TWO, A CALIFORNINA GENERAL PARTNERSHIP AND HITACHI AMERICA LTD., A NEW YORK CORPORATION, RECORDED APRIL 29, 1988 UNDER RECORDER’S SERIAL NO. 88052436, OFFICIAL RECORDS OF SAN MATEO COUNTY.

SAID EASEMENT IS APPURTENANT TO AND FOR THE BENEFIT OF PARCEL I ABOVE.

First American Title Insurance Company

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